Exhibit 10.1

[Execution]

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2008, by and among TravelCenters of America LLC, a Delaware limited liability company, (“TravelCenters”), TA Leasing LLC, a Delaware limited liability company (“TA Leasing”), TA Operating LLC, a Delaware limited liability company (“TA Operating”, and together with TravelCenters, TA Leasing, each individually an “Existing Borrower” and collectively, “Existing Borrowers”), Petro Stopping Centers, L.P., a Delaware limited partnership (“Petro” and, together with Existing Borrowers, each, individually a “Borrower” and collectively, “Borrowers”), TravelCenters of America Holding Company LLC, a Delaware limited liability Company (“Holding”), Petro Distributing Inc., a Delaware corporation (“Petro Distributing”), Petro Financial Corporation, a Delaware corporation (“Petro Financial”), Petro Holdings Financial Corporation, a Delaware corporation (“Petro Holdings”), TCA PSC GP LLC, a Delaware limited liability company (“TCA” and together with Holding, Petro Distributing, Petro Financial, Petro Holdings, each individually a “Guarantor” and collectively, “Guarantors”), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and has provided and may provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated November 19, 2007, by and among Agent, Lenders, Borrowers and Guarantors (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment, Borrowers, Agent and Lenders desire and intend to evidence such consent and amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.             Amendment to Definition.

(a)           Information Certificate.  All references to the term “Information Certificate” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the updated Information Certificate of Borrowers and Guarantors delivered pursuant to Section 6(f) of this Amendment.

(b)           Interpretation.  For purposes of this Amendment, unless otherwise defined herein, capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

2.             Amendments.

(a)           The introductory paragraph of the Loan Agreement is hereby amended by deleting such introductory paragraph in its entirety and replacing it with the following:

                         “This Loan and Security Agreement dated November 19, 2007 is entered into by and among TravelCenters of America LLC, a Delaware limited liability company, (“TravelCenters” or “Parent”), TA Leasing LLC, a Delaware limited liability company (“TA Leasing”), TA Operating LLC, a Delaware limited liability company (“TA Operating”), Petro Stopping Centers, L.P., a Delaware limited partnership (“Petro” and together with TravelCenters, TA Leasing, TA Operating and each other Person that becomes a “Borrower” after the date hereof in accordance with Section 9.21 hereof, each individually a “Borrower” and collectively, “Borrowers”), TravelCenters of America Holding Company LLC, a Delaware limited liability Company (“Holding”), Petro Distributing Inc., a Delaware corporation (“Petro Distributing”), Petro Financial Corporation, a Delaware corporation (“Petro Financial”), Petro Holdings Financial Corporation, a Delaware corporation (“Petro Holdings”), TCA PSC GP LLC, a Delaware limited liability company (“TCA” and together with Holding, Petro Distributing, Petro Financial, Petro Holdings and each other Person that becomes a “Guarantor” after the date hereof in accordance with Section 9.21 hereof, each individually a “Guarantor” and collectively, “Guarantors”), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

(b)           Each reference to the term “Borrower” or “Borrowers” in the Loan Agreement or any of the other Financing Agreements is hereby amended to include, in addition and not in limitation, Petro.  Notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Financing Agreements, (i) in no event will the Inventory, Accounts or Credit Card Receivables of Petro be included in the Borrowing Base until Agent shall have completed a field examination with respect to the Inventory, Accounts and Credit Card Receivables of Petro in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the business and assets of Petro, the scope and results of which shall be reasonably satisfactory to Agent and any Inventory, Accounts or Credit Card Receivables of Petro shall only be Eligible Inventory, Eligible Accounts or Eligible Credit Card Receivables to the extent that Agent has so completed such field examination with respect thereto and the criteria for Eligible Inventory, Eligible Accounts and Eligible Credit Card Receivables, as applicable, set forth in the Loan Agreement are satisfied with respect thereto in accordance with the Loan Agreement, (ii) in no event will the Inventory of Petro be included in the Borrowing Base until the Inventory of Petro is subject to an appraisal that satisfies the requirements of Sections 7.3(d) of the Loan Agreement, and (iii) in no event will the Equipment or Real Property of Petro be included in the Borrowing Base until the Equipment Availability Conditions and the Real Property Availability Conditions, as applicable, have  been satisfied and the criteria for Eligible Equipment and Eligible Real Property, as applicable, set forth in the Loan Agreement are satisfied with respect thereto in accordance with the Loan Agreement.

(c)           Each reference to the term “Guarantor” or “Guarantors” in the Loan Agreement or any of the other Financing Agreements is hereby amended to exclude Petro.

3.             Grant of Security Interest.  Without limiting the provisions of Section 5 of the Loan Agreement, to secure payment and performance of all Obligations, each of the Petro Companies hereby reaffirms, ratifies and grants to Agent, for itself and the benefit of Secured Parties, as security, all personal property, and interests in personal property, of each of the Petro Companies, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, but subject to the exclusions contained in the last paragraph of this Section, collectively, the “Collateral”), including:

(a)           all Accounts;

(b)           all general intangibles, including, without limitation, all Intellectual Property;

(c)           all goods, including, without limitation, Inventory and Equipment;

(d)           all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(e)           all instruments, including, without limitation, all promissory notes;

(f)            all documents;

(g)           all deposit accounts;

(h)           all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(i)            all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j)            all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any of the Petro Companies now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any of the Petro Companies, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k)           all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(l)            to the extent not otherwise described above, all Receivables;

(m)          all Records; and

(n)           all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything to the contrary contained in this Section 3 above, the Collateral consisting of Capital Stock of any Foreign Subsidiary of any of the Petro Companies shall not exceed sixty five (65%) percent of the issued and outstanding Capital Stock of such Foreign Subsidiary.  Notwithstanding anything to the contrary contained in this Section 3 above, the types or items of Collateral described in this Section shall not include (a) any Excluded Assets; and (b) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of a Petro Company, as such, if under the items of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of such Petro Company in or to monies due or to become due under such contract, lease, permit, license, charter or license agreement (including any Receivables).

4.          Assumption of Obligations as Borrower.  Petro hereby expressly (a) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to Existing Borrowers and as applied to Petro, with the same force and effect as if Petro had originally executed and been an original

Borrower signatory to the Loan Agreement and the other Financing Agreements, (b) is deemed to make as to itself and Existing Borrowers, and is, in all respects bound by, all representations and warranties made by Existing Borrowers to Agent and Lenders set forth in the Loan Agreement or in any of the other Financing Agreements, (c) agrees that Agent, for itself and the benefit of Secured Parties, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 3 hereof, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to Petro and its properties and assets with the same force and effect as Agent, for itself and the benefit of Secured Parties, has with respect to Existing Borrowers and their respective assets and properties, as if Petro had originally executed and had been an original Borrower signatory, as the case may be, to the Loan Agreement and the other Financing Agreements, and (d) assumes and agrees to be directly liable to Agent and Lenders for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements (including, without limitation, the Guarantee dated November 19, 2007 in favor of Agent) to the same extent as if Petro had originally executed and had been an original Borrower signatory, as the case may be, to the Loan Agreement and the other Financing Agreements.

5.             Representations, Warranties and Covenants. Each Borrower and Guarantor represents, warrants and covenants with, to and in favor of Agent and each Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment:

(a)             Neither the execution and delivery of this Amendment or any other agreements, documents and instruments executed or delivered in connection herewith (together with this Amendment, the “Amendment Documents”) nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, and (v) violates or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor;

(b)           Each of the Amendment Documents have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which are party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers or Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms.

(c)           The Petro Lien Effective Date occurred on April 11, 2008.

(d)           The Petro Existing Security Agreement Termination Date has occurred on April 11, 2008.

(e)           All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(f)            No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the transactions contemplated hereby, except for any actions or filings already made or taken and approvals or consents previously obtained.

(g)           No Default or Event of Default exists or has occurred and is continuing.

6.             Conditions Precedent.  Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment and the agreement of Agent to the modifications and amendments set forth in this Amendment:

(a)           Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by the Borrowers, Guarantors and Required Lenders;

(b)           Agent shall have received, in form and substance reasonably satisfactory to Agent, Deposit Account Control Agreements of Petro, duly authorized, executed and delivered by Petro and Wells Fargo Bank and National City Bank;

(c)           Agent shall have received, in form and substance reasonably satisfactory to Agent, Credit Card Acknowledgments of Petro, duly authorized, executed and delivered by Petro and each of DFS Services LLC, American Express Travel Related Services Company, Inc., EFS Transportation Services, Inc., Wright Express Corp, Wright Express Financial Services Corporation and Fleet One, L.L.C.; provided, that, American Express Travel Related Services Company Inc. shall not be required to execute or deliver the Credit Card Acknowledgment sent to it;

(d)             Agent shall have received and reviewed UCC, Federal and State tax lien and judgment searches against each of the Petro Companies in its jurisdiction of incorporation, the jurisdiction in which its chief executive office is located and all jurisdictions in which its material assets are located, which search results shall be in form and substance reasonably satisfactory to Agent;

(e)             Agent shall have received, in form and substance reasonably satisfactory to Agent, an updated Information Certificate duly authorized, executed and delivered by Borrowers and Guarantors;

(f)            Agent shall have received, in form and substance reasonably satisfactory to Agent, a Secretary’s Certificate from Petro with respect to, among other things, the resolutions of the Board of Directors of Petro evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by Petro of the Amendment Documents;

(g)           each Borrower and Guarantor shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance satisfactory to Agent; and

(h)           after giving effect to the amendments contemplated by this Amendment, no Default or Event of Default shall exist or have occurred and be continuing.

7.             Effect of this Amendment.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof.  Except as expressly provided herein, no other changes or modifications to the Loan Agreement or any of the other Financing Agreements, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment.  The applicable provisions of this Amendment and the Loan Agreement shall be read and interpreted as one agreement. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements conflicts with any provision of this Amendment, the provision of this Amendment shall control.

8.             Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

9.             Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

10.           Binding Effect. This Amendment  shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11.           Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.  This Amendment  may be executed and delivered by telecopier (or other electronic transmission of a manually executed counterpart) with the same force and effect as if it were a manually executed and delivered counterpart.  Any party delivering an executed counterpart of this Amendment by telecopier (or other electronic transmission of a manually executed counterpart) shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

BORROWERS

TRAVELCENTERS OF AMERICA LLC

By:	Andrew J. Rebholz

Title:	Treasurer

TA LEASING LLC

By:	Andrew J. Rebholz

Title:	Treasurer

TA OPERATING LLC

By:	Andrew J. Rebholz

Title:	Treasurer

PETRO STOPPING CENTERS, L.P.

By: TCA PSC GP LLC, its
General Partner

By:	Andrew J. Rebholz

Title:	Treasurer

GUARANTORS

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:	Andrew J. Rebholz

Title:	Treasurer

PETRO DISTRIBUTING INC.

By:	Andrew J. Rebholz

Title:	Treasurer

PETRO FINANCIAL CORPORATION

By:	Andrew J. Rebholz

Title:	Treasurer

PETRO HOLDINGS FINANCIAL CORPORATION

By:	Andrew J. Rebholz

Title:	Treasurer

TCA PSC GP LLC

By:	Andrew J. Rebholz

Title:	Treasurer

AGENT

WACHOVIA CAPITAL FINANCE

CORPORATION (CENTRAL),

as Agent

By:	Laura D. Wheeland

Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	Kathryn Ellero

Title:	Vice President

BANK OF AMERICA, N.A.

By:	Michael Brunner

Title:	Sr. Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	Matthew Kasper

Title:	Assistant Vice President

UBS LOAN FINANCE LLC

By:	Richard L. Tavrow and David B. Julle

Title:	Director and Associate Director, Banking Products Services, US

ROYAL BANK OF CANADA

By:	Dustin Craven

Title:	Attorney-in-Fact